UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019

Oaktree Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-223022	82-2365593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).    Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Oaktree Real Estate Income Trust, Inc. (the "Company") previously filed a Current Report on Form 8-K, dated December 10, 2019, disclosing the acquisition of Sofi Westminster through a joint venture with Holland Partner Group.

This Amendment to the Current Report on Form 8-K, dated February 14, 2020, is being filed to provide the required financial statements under Rule 3-14 of Regulation S-X with respect to the acquisition of Sofi Westminster. Additionally, this report presents the required pro forma financial information reflecting the impact of the acquisition of Sofi Westminster on the Company. The Company elected to be treated as a real estate investment trust for federal income tax purposes beginning with the taxable year ended December 31, 2019 and, as such, the effect of income taxes is excluded from the pro forma financial information.

The Company's results with respect to Sofi Westminster may be materially different from those expressed in this report due to various factors, including but not limited to those discussed in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Sofi Westminster Under Rule 3-14 of Regulation S-X
Report of Independent Auditors
Statements of Revenues and Certain Expenses for the nine months ended September 30, 2019 (unaudited) and the year ended December 31, 2018
Notes to the Statements of Revenues and Certain Expenses

(b)    Unaudited Pro Forma Condensed Consolidated Information
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2019
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2019
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2018
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)    Exhibits

23.1*    Consent of Ernst & Young, LLP
*Filed herewith

Report of Independent Auditors

The Board of Directors of Oaktree Real Estate Income Trust, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Statement”) of Sofi Westminster for the year ended December 31, 2018, and the related notes to the Statement.

Management’s Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of the Statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates, made by management, as well as evaluating the overall presentation of the Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Sofi Westminster for the year ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting
As described in Note 1 to the Statement, the Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Oaktree Real Estate Income Trust, Inc. and is not intended to be a complete presentation of Sofi Westminster’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Los Angeles, California
February 14, 2020

Sofi Westminster
Statements of Revenues and Certain Expenses
Nine months ended September 30, 2019 (Unaudited)
and the year ended December 31, 2018

	For the nine months ended September 30, 2019 (unaudited)	Year ended December 31, 2018
Rental revenues
Rental income	$3,905,288	$4,978,852
Tenant reimbursements	155,981	223,862
Other income	184,151	255,728
Total rental revenues	4,245,420	5,458,442
Certain operating expenses
Property expenses	1,192,231	1,558,469
Total operating expenses	1,192,231	1,558,469
Revenues in excess of certain operating expenses	$3,053,189	$3,899,973

Sofi Westminster
Notes to the Statements of Revenues and Certain Expenses

1.    Background and Basis of Presentation

On December 10, 2019, Oaktree Real Estate Income Trust, Inc., (the "Company"), partnered with Holland Partner Group ("Holland”) through a joint venture (the “Joint Venture”) to acquire a fee simple interest in Sofi Westminster (the “Property”), a multifamily asset located in Westminster, Colorado for $81.3 million (exclusive of closing costs). The Joint Venture acquired the Property and paid related closing costs through a combination of $53.0 million of property-level debt from the Federal Home Loan Mortgage Corporation (“Freddie Mac”), $26.2 million funded to the Joint Venture by the Company and $2.8 million funded by Holland.

The accompanying statements of revenues and certain expenses present the results of operations of the Property for the nine months ended September 30, 2019 (unaudited) and the year ended December 31, 2018, and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X. Accordingly, the statements are not representative of the actual operations of the Property for the periods presented as certain amounts, which may not be directly attributable to the future operations of the Property, have been excluded. Such items include depreciation and amortization expense, interest expense and interest income.

The unaudited interim statement of revenue and certain expenses for the nine months ended September 30, 2019, was prepared on the same basis as the statement of revenue and certain expenses for the year ended December 31, 2018, and reflects all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management necessary for a fair presentation of the results of operations. The results of the unaudited interim period are not necessarily indicative of the expected results for the entire fiscal year.

2.    Significant Accounting Policies

Revenue Recognition

The units at the Property are generally leased under operating leases with terms of twelve months or less. The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant reimbursements related to reimbursement of other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Use of Estimates

A number of estimates and assumptions have been made relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In February 2016, the FASB issued a new leasing standard which requires lessees to clarify leases as either finance or operating leases based on certain criteria and record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The standard also eliminates current real estate-specific provisions and changes of initial direct costs and lease executory costs for all entities. The new guidance will require lessees and lessors to capitalize, as initial direct costs, only those costs that are incurred due to the execution of a lease, with any other costs incurred, including allocated indirect costs, expensed as incurred. In addition, the new standard requires that lease and nonlease components of a contract be bifurcated, with nonlease components (including reimbursements for real estate taxes, utilities, insurance and other common area maintenance and other executory costs) subject to the new revenue recognition standard effective upon adoption of the new leasing standard. In July 2018, the FASB issued an amendment to the leasing standard that allows lessors to elect, as a practical expedient, not to allocate the total consideration in a contract to lease and non-lease components based on their relative standalone selling prices. Rather, this practical expedient allows lessors to elect to account for the combined component as an operating lease if (i) the timing and pattern of transfer of the lease component and nonlease component(s) are the same; (ii) the lease component would be classified as an operating lease if accounted for separately; and (iii) the lease component is the predominant component of the arrangement. If we elect this practical expedient subsequent to adoption, tenant recoveries and other components that would otherwise quality as non-lease components would be accounted for as lease components and recognized in rental revenues. The amendment also provided an optional transition method to make the initial application date of the new lease standard the date of adoption, with a cumulative-effect adjustment recognized to the opening balance of retained earnings. Consequently, for an entity that elects the optional transition method, the entity’s reporting and disclosures for comparative historical periods presented in the financial statements will continue to be in accordance with current GAAP. In December 2018, the FASB made a narrow-scope amendment that would preclude a lessor from having to recognize lessor costs paid by a lessee directly to a third-party when the lessor cannot reasonably estimate such costs. The Company expects to elect the package of practical expedients to not reassess (i) whether existing arrangements are or contain a lease, (ii) the classification of an operating or financing lease in a period prior to adoption, and (iii) any initial direct costs for existing leases. Additionally, the Company expects to elect to not use hindsight and carry forward its lease term assumptions when adopting Topic 842 and not recognize lease liabilities and lease assets for leases with a term of 12 months or less. We will adopt the new leasing standard effective January 1, 2020, and based on our assessment of the new standard, we do not expect the adoption to have a material impact on our consolidated financial statements.

3.    Minimum Future Lease Rentals

There are various lease agreements in place with tenants to lease units in the Property. As of October 1, 2019, the minimum future cash rents receivable under non-cancelable operating leases in each of the upcoming years are as follows:

Years Ending December 31
2019 (remaining)	$1,136,373
2020	1,757,043
Thereafter	—
Total	$2,893,416

4.    Subsequent Events

Subsequent events were evaluated through February 14, 2020, the date the financial statements were available to be issued.

Oaktree Real Estate Income Trust, Inc.
Unaudited Pro Forma Financial Information

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 is based on the Company historical consolidated balance sheet and reflects (i) the satisfaction of the minimum offering requirement of the Company's offering of common stock and the subsequent release of gross proceeds from escrow of $150.0 million (including approximately $86.9 million that was funded by Oaktree Fund GP I, L.P. through conversion of its Line of Credit);, (ii) the paydown of the remaining balance of the Line of Credit with Oaktree Fund GP I, L.P. using proceeds from the offering and (iii) the acquisition of Sofi Westminster using a combination of property-level debt and proceeds from the offering, as if such transactions had occurred on September 30, 2019. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2019, and the year ended December 31, 2018 have been prepared to reflect the incremental effect of transactions above as if such transactions had occurred on January 1, 2018.

The unaudited pro forma financial information, which has been prepared to comply with Article 11 of Regulation S-X, is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming the acquisition of the Property had occurred at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018, and Quarterly Report on Form 10-Q for the nine months ended September 30, 2019.

Oaktree Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2019
(Unaudited)

	Historical Oaktree Real Estate Income Trust, Inc. (A)	Equity Offering (B)	Acquisition of Sofi Westminster (C)		Pro Forma Oaktree Real Estate Income Trust, Inc.
Assets
Investments in real estate, net	$145,870,775	$—	$80,458,676		$226,329,451
Investments in real estate-related loans, net	49,098,314	—	—		49,098,314
Intangible assets, net	5,428,357	—	1,489,264	(D)	6,917,621
Cash and cash equivalents	5,357,343	50,939,459	(26,217,315)		30,079,487
Restricted cash	932,644	—	200,000	(E)	1,132,644
Accounts and other receivables, net	654,857	—	40,968	(F)	695,825
Other assets	260,985	—	455,679	(G)	716,664
Total Assets	$207,603,275	$50,939,459	$56,427,272		$314,970,006
Liabilities and Equity
Mortgage loans, net	$105,729,159	$—	$52,785,306	(H)	$158,514,465
Due to affiliates	99,226,119	(98,762,706)	—		463,413
Intangible liabilities, net	67,046	—	—		67,046
Accounts payable, accrued expenses and other liabilities	2,732,592	—	806,743	(I)	3,539,335
Commitments and contingencies	—	—	—		—
Total Liabilities	207,754,916	(98,762,706)	53,592,049		162,584,259
Equity (Deficit)
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized: no shares issued nor outstanding at September 30, 2019 and December 31, 2018, respectively	$—	$—	$—		$—
Common stock, $0.01 par value per share, 1,000,000,000 shares authorized: 2,648,732 and 20,000 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	270	149,702	—		149,972
Additional paid-in capital	306,536	149,552,463	—		149,858,999
Accumulated deficit	(3,025,544)	—	—		(3,025,544)
Total Stockholders' Equity (Deficit)	(2,718,738)	149,702,165	—		146,983,427
Noncontrolling interests	2,567,097	—	2,835,223		5,402,320
Total Equity (Deficit)	(151,641)	149,702,165	2,835,223		152,385,747
Total Liabilities and Equity (Deficit)	$207,603,275	$50,939,459	$56,427,272		$314,970,006

Oaktree Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the nine months ended September 30, 2019
(Unaudited)

	Historical Oaktree Real Estate Income Trust, Inc. (AA)	Equity Offering (BB)	Acquisition of Sofi Westminster (CC)		Pro Forma Oaktree Real Estate Income Trust, Inc.
Revenues
Rental revenues	$3,540,440	—	$3,905,288		$7,445,728
Tenant reimbursements	—	—	155,981		155,981
Other income	161,108	—	184,151		345,259
Total revenues	3,701,548	—	4,245,420		7,946,968

Expenses
Property expenses	1,437,279	—	1,192,231		2,629,510
Depreciation and amortization	2,841,782	—	1,770,120	(DD)	4,611,902
General and administrative	1,099,118	—	—		1,099,118
Total expenses	5,378,179	—	2,962,351		8,340,530

Other (expense) income
Interest income	1,051,580	—	—		1,051,580
Interest expense	(2,197,613)	1,076,241	(1,359,504)	(EE)	(2,480,876)
Total other (expense) income	(1,146,033)	1,076,241	(1,359,504)		(1,429,296)

Net loss	(2,822,664)	1,076,241	(76,435)		(1,822,858)

Net loss attributable to noncontrolling interests	165,016	—	7,643	(FF)	172,659

Net loss attributable to common shareholders	$(2,657,648)	$1,076,241	$(68,792)		$(1,650,199)

Loss per share (basic and diluted):
Net loss per share	$(106.29)				$(0.62)
Weighted average number of shares outstanding	25,004				2,646,736	(GG)

Oaktree Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2018
(Unaudited)

	Historical Oaktree Real Estate Income Trust, Inc. (AA)	Acquisition of Sofi Westminster (CC)		Pro Forma Oaktree Real Estate Income Trust, Inc.
Revenues
Rental revenues	$—	$4,978,852		$4,978,852
Tenant reimbursements	—	223,862		223,862
Other income	—	255,728		255,728
Total revenues	—	5,458,442		5,458,442

Expenses
Property expenses	—	1,558,469		1,558,469
Depreciation and amortization	—	3,871,348	(DD)	3,871,348
General and administrative	369,870	—		369,870
Total expenses	369,870	5,429,817		5,799,687

Other (expense) income
Interest income	1,975	—		1,975
Interest expense	—	(1,812,671)	(EE)	(1,812,671)
Total other (expense) income	1,975	(1,812,671)		(1,810,696)

Net loss	(367,895)	(1,784,046)		(2,151,941)

Net loss attributable to noncontrolling interests	—	178,405	(FF)	178,405

Net loss attributable to common shareholders	$(367,895)	$(1,605,641)		$(1,973,536)

Loss per share (basic and diluted):
Net loss per share	$(18.39)			$(0.75)
Weighted average number of shares outstanding	20,000			2,641,732	(GG)

Oaktree Real Estate Income Trust, Inc.
Notes to the Pro Forma Consolidated Financial Statements
(Unaudited)

1.    Balance Sheet Adjustments

(A)    Represents the unaudited historical balance sheet of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

(B)    On December 6, 2019, the Company satisfied the minimum offering requirement for its offering of common stock and the Company’s board of directors had authorized the release of proceeds from escrow. As of such date, the escrow agent released gross proceeds of approximately $150.0 million to the Company in connection with the sale of shares of the Company’s common stock. Approximately $86.9 million was funded by Oaktree Fund GP I, L.P. by converting the Line of Credit with Oaktree Fund GP I, L.P. to Class I shares and the remaining balance on the Line of Credit was paid off on December 6, 2019. The Company included this pro forma adjustment as the net cash proceeds received on December 6, 2019 from the offering were utilized to partially fund the acquisition of Sofi Westminster.

(C)    Reflects the acquisition of the Property as if it had occurred on September 30, 2019 for $81.3 million (exclusive of close costs). The acquisition was funded with proceeds from the issuance of $53.0 million of property-level debt, as further described below, $26.2 million funded by the Company and $2.8 million from a Joint Venture partner.

(D)     Intangible assets of $1,489,264 consists of lease in-place values.

(E)    Restricted cash of $200,000 consists of capital expenditure reserves.

(F)     Accounts and other receivables of $40,968 consists primarily of receivables due from tenants.

(G)    Other assets of $455,679 consists of prepaid insurance of $48,683, prepaid interest expense of $109,557 and prepaid property taxes of $297,439.

(H)     Mortgage loans of $52,785,306 consists of $53,040,000 property mortgage loan net of $254,694 loan costs.

(I)     Accounts payable, accrued expenses and other liabilities of $806,743 consists primarily of prepaid tenant rents of $293,213, accrued property taxes of $368,993 and tenant deposits of $144,537.

The Company has performed a preliminary valuation analysis of the relative fair value of the Property’s assets to be acquired and liabilities to be assumed. Using the total consideration for the acquisition, including related acquisition costs, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the preliminary allocation of the cost of the Property as of the transaction close date, December 10, 2019, to the acquired tangible and intangible assets based upon their relative fair values. The preliminary allocation is subject to change as the Company finalizes the purchase price allocation during the quarter ending December 31, 2019:

Tangible
Land	$10,487,070
Building	66,621,380
Site improvements	2,005,469
FF&E	1,344,757
Total tangible	80,458,676

Intangible
Lease in place value	1,489,264
Total intangible	1,489,264

Total	$81,947,940

The Company uses external valuation specialists to determine investment in real estate fair values. The total consideration for the acquisition (including acquisition costs) is allocated to the acquired assets and assumed liabilities on a relative fair value basis.
Estimates of future cash flows used to estimate the fair values of identifiable assets acquired and liabilities assumed are based upon a number of factors including the property’s historical operating results, known and anticipated trends, and market and economic conditions. Values of buildings and improvements are determined on an as-if-vacant basis.The estimated fair value of acquired in-place leases include the costs the Company would have incurred to lease the properties to their occupancy levels at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. For acquired in-place leases, above- and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases.

The cost of buildings and improvements includes the purchase price of the Company’s properties and any acquisition-related costs, along with any subsequent improvements to such properties. The Company’s investments in real estate are depreciated on a straight-line basis over the estimated useful lives of the assets.
The following table summarizes the Company's issuance of debt in connection with acquisition of the Property:

Mortgage loan	$53,040,000
Loan costs	(254,694)
Mortgage loan, net	$52,785,306

Mortgage Loan

The Mortgage Loan is secured by a mortgage on the Property and bears interest at a fixed rate of 3.38%, payable as interest-only throughout the full 84 month term. The Mortgage Loan has a prepayment lockout of two years followed by a defeasance penalty until the last 90 days of the loan term. The Mortgage Loan is subject to customary terms and conditions.

2.    Income Statement Adjustments

(AA)     Represents the unaudited historical operations of the Company included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 or the audited historical operations of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2018, as applicable.

(BB)      Pro forma adjustment to reverse interest expense incurred on the Company’s Line of Credit with Oaktree Fund GP I, L.P., which was repaid with a combination of cash and Class I shares in conjunction with the release of proceeds in escrow from the Company’s common stock offering.

(CC)     Represents the unaudited results of operations of the Property for the nine months ended September 30, 2019 or the audited results of operations of the Property for the year ended December 31, 2018 derived from the accompanying Statements of Revenues and Certain Expenses as further adjusted to give consideration to the acquisition of the Property as if it had occurred on January 1, 2018.

(DD)     Represents depreciation and amortization of the acquired long-term assets (excluding land) as if the Property had been acquired on January 1, 2018. Depreciation and amortization amounts were determined based on the preliminary purchase price allocation to the long-term assets and management’s estimate of the remaining useful lives of each asset. The values allocated to buildings, site improvements and furniture, fixtures and equipment (FF&E) are depreciated on a straight-line basis using an estimate remaining useful life of 39 years for buildings and 5-6 years for site improvements and FF&E. In estimating the remaining useful life of each asset, management considered the length of time since the Property was originally constructed, the Property’s maintenance history and anticipated future maintenance, and any contractual stipulations that might limit the useful life. Lease in-place value is being amortized over the average lease term of 7 months.

(EE)     Represents adjustments to interest expense as if the $53.0 million borrowing on the Property’s Mortgage Loan occurred on January 1, 2018. The Mortgage Loan bears interest at a fixed rate of 3.38%.

(FF)    Represents adjustments to allocate net loss between the Company and Holland Partner Group, which holds a 10% noncontrolling interest in the joint venture formed to hold the Property.

(GG)    Assumes the 2,621,732 shares issued on December 6, 2019, whose proceeds were utilized for the acquisition of Sofi Westminister were issued on January 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE REAL ESTATE INCOME TRUST, INC.

Date: February 14, 2020

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Chief Securities Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young, LLP